Exhibit 10.19

STOCK ISSUANCE AGREEMENT

This STOCK ISSUANCE AGREEMENT (this “Agreement”) is made on April 5, 2016 by and between Veritone, Inc., a Delaware corporation (the “Company”), and NCI Investments, LLC, a Delaware limited liability company (the “Investor”).

WITNESSETH:

WHEREAS, the Company desires to issue to Investor, and Investor desires to purchase, shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”), in consideration of services previously rendered to the Company by Chad Steelberg and Ryan Steelberg (the “Founders”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

SALE OF SECURITIES

1.1 Sale and Purchase of Shares. Subject to the terms and conditions stated herein, Investor hereby agrees to purchase from the Company, and the Company agrees to issue and sell to Investor, an aggregate of 1,603,059 shares of the Company’s Common Stock (the “Shares”). The Company’s Board of Directors has determined that the fair market value per share of the Company’s Common Stock as of the date hereof is $0.90, and the Founders and NCI agree with such determination. The consideration for the issuance of the Shares shall consist of services previously rendered to the Company by the Founders, who have directed that the Company issue the Shares directly to Investor pursuant to the terms of this Agreement.

1.2 Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place as of the Effective Date of that certain Confidential Settlement and Indemnification Agreement, dated as of March 28, 2016, among the Company, Investor, the Founders and certain other parties (the “Settlement Agreement”), and shall be effected remotely by the exchange of counterpart signature pages and documents, simultaneously with the execution and delivery of this Agreement, by all of the parties hereto unless another time is mutually agreed upon by the Company and Investor.

Closing Deliverables. On or prior to the Closing, Investor shall deliver to the Company, a duly executed copy of each of the Settlement Agreement and this Agreement and such other deliveries required to be given by Investor to the Company hereunder and pursuant to the Settlement Agreement. Upon receipt of the required deliveries hereunder from the Investor, the Company shall deliver to Investor a stock certificate evidencing all of the Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company as follows:

2.1 Organization; Authority. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to execute and deliver this Agreement and the Settlement Agreement, and to perform its obligations under this Agreement and the Settlement Agreement.

2.2 Binding Agreement. The execution, delivery and performance by the Investor of the Agreement and the Settlement Agreement have been duly authorized by all requisite action on the part of the Investor and its members. Each of this Agreement and the Settlement Agreement have been duly executed and delivered by Investor and each such agreement is a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to (i) judicial principles limiting availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally.

2.3 Purchase for Own Account for Investment. Investor is purchasing the Shares for Investor’s own account, not as a nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Investor has no present intention of selling or otherwise disposing of all or any portion of the Shares, other than the contribution of some or all of such Shares to another limited liability company beneficially owned by Investor. Investor represents to the Company that Investor was not formed for the specific purpose of acquiring the Shares.

2.4 Understanding of Risks. Investor is aware of the speculative nature of the investment in the Shares and understands that there is no public market for the Shares at this time, and there can be no assurance that such a market will ever develop for the Shares. As such, the Investor acknowledges that Investor may be required to hold the Shares for an indefinite period.

2.5 Investor’s Qualifications. Investor has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Investor aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Investor’s business or financial experience, Investor is capable of and experienced with evaluating the merits and risks of this investment, has the ability to protect Investor’s own interests in this transaction and is financially capable of bearing the economic risks of this investment. Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

2.6 No General Solicitation. At no time was Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

2.7 Compliance with Securities Laws. Investor understands and acknowledges that, in reliance upon the representations and warranties made by Investor herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the Securities Act, and such Shares have not been qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the Securities Act and the Law or other applicable state securities laws which impose certain restrictions on Investor’s ability to transfer the Shares.

2.8 Restrictions on Transfer. Investor understands that Investor may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under the Law or other applicable state securities laws or unless exemptions from such registration and qualification requirements are available. Investor understands that only the Company may file a registration statement with the SEC or the California Commissioner of Corporations or other applicable state securities commissioners and that the Company is under no obligation to do so with respect to the Shares. Investor has also been advised that exemptions from registration and qualification may not be available or may not permit Investor to transfer all or any of the Shares in the amounts or at the times proposed by Investor.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to Investor as follows:

3.1 Organization; Authority. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and the Settlement Agreement and to perform the Company’s obligations thereunder. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

3.2 Binding Agreement. This Agreement and the Settlement Agreement have been duly executed and delivered by the Company and each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) judicial principles limiting availability of specific performance, injunctive relief, and other equitable remedies; and (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally. The execution, delivery and performance by the Company of this Agreement and the Settlement Agreement and the authorization, issuance and delivery of the Shares by the Company have been duly authorized by all requisite corporate action on the part of the Company and its stockholders.

3.3 Capitalization.

(a) Immediately prior to the Closing, the authorized capital of the Company shall consist of: (i) 28,500,000 shares of Common Stock; (ii) 11,500,000 shares of Preferred Stock, 5,666,667 of which have been designated as Series A Preferred Stock, 2,666,667, of which have been designated as Series A-1 Preferred Stock, and 3,092,781 of which have been designated Series B Preferred Stock. Immediately prior to the initial Closing (and excluding the 177,367 shares of Common Stock to be concurrently issued to 125 Media Holdings, L.L.C.), the following shares will be issued and outstanding: 2,174,589 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock, 914,697 shares of Series A-1 Preferred Stock, and 3,092,781 shares of Series B Preferred Stock. As of the date of the Closing, each outstanding share of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock is currently convertible into 1.08 shares of Common Stock. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, fully paid and are non-assessable, and were issued in compliance with all applicable federal and state securities laws. The rights, privileges and preferences of the Preferred Stock are as stated in the Company’s Amended and Restated Certificate in effect as of the date hereof (the “Restated Certificate”).

(b) Other than as provided for in the Restated Certificate or the Ancillary Agreements (as defined below), there are no outstanding options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights), obligations (contingent or otherwise) or agreements, orally or in writing, for the purchase or acquisition from the Company of any of its securities except the (i) Common Stock reserved by the Company that is issuable upon conversion of the Preferred Stock, and (ii) 1,722,432 shares of Common Stock issuable by the Company upon exercise of outstanding options under the Company’s 2014 Stock Option/Stock Issuance Plan (the “Option Plan”) or reserved for future grant under the Option Plan.

(c) Other than pursuant to the Option Plan or addenda issued pursuant to the Option Plan, no stock plan, stock purchase agreement, stock option agreement or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

(d) Except as provided in the IRA (as defined below), the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the knowledge of the Company, except as contemplated in the Voting Agreement (as defined below), no holder of capital stock of the Company has entered into any agreements with respect to the voting of capital stock of the Company.

3.4 Valid Issuance. The Shares being issued by the Company to Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free and clear from all liens and restrictions on transfer other than restrictions on transfer (i) under applicable state and federal securities laws and (ii) as may apply to the Shares under the Ancillary Agreements. Assuming that the representations and warranties of the Investor as set forth in ARTICLE 2 above are true and correct, the offer, sale and issuance of the Shares will be issued in compliance with, and exempt from registration or qualification under, all applicable federal and state securities laws.

3.5 Conflicts. Neither the execution and delivery by the Company of this Agreement or the Settlement Agreement nor the issuance of the Shares will breach, conflict with, or result in a violation of or default under (a) the Ancillary Agreements, (b) any instrument, judgment, order, writ, decree or contract to which the Company is a party or by which it is bound or (c) any provision of the Company’s Certificate of Incorporation or Bylaws, both as amended as of the date hereof.

ARTICLE 4

EXISTING AGREEMENTS; SECURITIES LAWS; RESTRICTIONS ON TRANSFER

4.1 Ancillary Agreements. The Company is a party to each of the following agreements with certain of its stockholders (the “Ancillary Agreements”): (a) the Right of First Refusal, Offer and Co-Sale Agreement dated July 15, 2014 (the “ROFR Agreement”); (b) the Voting Agreement dated July 15, 2014 (the “Voting Agreement”) and (c) the Investor Rights Agreement dated July 15, 2014 (the “IRA”). As a condition to the issuance of the Shares hereunder, Investor is entering into a Joinder Agreement pursuant to which Investor shall become a party to the ROFR Agreement and Voting Agreement, and shall be subject to the market stand-off provision set forth in Section 1.14 of the IRA. Investor acknowledges that the Shares shall be subject to the terms, conditions and restrictions contained in each of the Ancillary Agreements to the extent such terms, conditions and restrictions apply to shares of Common Stock held by Investor. The Company and Investor agree that the Shares may be transferred by Investor only in accordance with the Ancillary Agreements, including, without limitation, the restrictions on transfer set forth in Section 1.2 of the IRA.

4.2 COMPLIANCE WITH CALIFORNIA SECURITIES LAWS. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT, IF NOT YET QUALIFIED WITH THE CALIFORNIA COMMISSIONER OF CORPORATIONS AND NOT EXEMPT FROM SUCH QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUES, AND THE RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE IS EXEMPT. THE RIGHTS OF THE PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS EXEMPT FROM QUALIFICATION.

4.3 Legends. The Investor understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificates evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, the Ancillary Agreements or any other agreement between Investor and the Company:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE INVESTORS RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SAID VOTING AGREEMENT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL, OFFER AND CO-SALE AGREEMENT AMONG THE HOLDER OF THE SECURITIES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

ARTICLE 5

MISCELLANEOUS

5.1 Negotiations. The parties agree that the consideration, transactions, covenants and agreements set forth in this Agreement were agreed upon as the result of an arms’ length, good faith negotiation between the parties.

5.2 Entire Agreement. This Agreement, the Settlement Agreement and the Ancillary Agreements constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect such subject matter.

5.3 Amendment; Waivers. This Agreement may be amended or waived only with the prior written consent of all of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

5.4 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors, heirs, and permitted assigns.

5.5 Governing Law; Jurisdiction; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflicts of laws principles. Courts of competent authority located in Orange County, California shall have sole and exclusive jurisdiction of any action arising out of or in connection with this Agreement, and such courts shall be the sole and exclusive venue for any such action. Each party consents to personal jurisdiction of such courts.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same instrument.

5.7 Severability. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

5.8 Legal Counsel. Investor understands and acknowledges that Morgan, Lewis & Bockius LLP is representing only the Company in connection with this Agreement and the Settlement Agreement, the transactions contemplated hereby and thereby, and Investor hereto agrees and acknowledges they have been afforded the opportunity to consult with its own legal counsel and tax advisors.

5.9 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Issuance Agreement as of the day and year first above written.

COMPANY:

VERITONE, INC.

By:	/s/ John M. Markovich
John M. Markovich,
Chief Financial Officer

INVESTOR:

NCI Investments, LLC

By:	/s/ Chad Steelberg
Chad Steelberg, Manager

ACKNOWLEDGED AND AGREED:

FOUNDERS:

/s/ Chad Steelberg
Chad Steelberg

/s/ Ryan Steelberg
Ryan Steelberg

[SIGNATURE PAGE TO NCI STOCK ISSUANCE AGREEMENT]